Exhibit 10.1

Fourth Amendment

to Loan Agreement

Borrower:     Accelerize Inc.

Date:             June 24, 2015

THIS FOURTH AMENDMENT TO LOAN AGREEMENT is entered into between SQUARE 1 BANK (“Lender”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated March 17, 2014 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

1.     Credit Limit. Section 1 of the Schedule is hereby amended in its entirety to read as follows:

“1. CREDIT LIMIT

(Section 1.1)	An amount not to exceed the lesser of (a) and (b) below (the ‘Credit Limit’):
	(a)	a total of $6,000,000 at any one time outstanding (the ‘Maximum Credit Limit’); or
(b)

Three and One-Quarter (3.25) times (an ‘Advance Rate’) an amount equal to the average trailing three-month Recurring Revenue of Borrower minus the average trailing three-month Recurring Revenue Churn of Borrower, provided however, that such Advance Rate shall automatically decrease from Three and One-Quarter (3.25) to Three (3.00) on September 1, 2015.

Lender may, from time to time, adjust the Advance Rate, in its Good Faith Business Judgment, upon notice to the Borrower, based on issues or factors relating to the Accounts or other Collateral or Borrower.

As used herein, ‘Recurring Revenue’ means revenue generated by Borrower from license fees and transactional fees (not including set-up or similar fees). Recurring Revenue shall be determined based on the most recent Borrowing Base Certificate provided to Lender (provided that if a Borrowing Base Certificate is not provided to Lender when due, or if a Borrowing Base Certificate is inaccurate, then the amount in clause (b) above shall be determined by Lender in its Good Faith Business Judgment).

As used herein, ‘Recurring Revenue Churn’ means, for any month of calculation, the greater of (i) an amount equal to the prior month’s Recurring Revenue minus the current month’s Recurring Revenue from the prior month’s customer base; or (ii) zero.

Ancillary Services
Sublimit:	$500,000.”

2.     Minimum Liquidity Covenant. That portion of Section 5 of the Schedule which currently reads:

“Minimum Liquidity:	Borrower shall maintain total Liquidity of no less than $1,000,000 at all times.”

is hereby amended in its entirety to read:

“Minimum Liquidity:

Borrower shall not be required to maintain total Liquidity of any amount, provided however, that beginning September 1, 2015, Borrower shall be required maintain total Liquidity of no less than $1,000,000 at all times.”

3.     Fee. In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $2,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.

4.     Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct, other than any representations or warranties which Borrower, prior to the date of this Amendment, has advised Lender in writing (including via electronic communication) are no longer true and correct, including but not limited to: (i) with respect to Section 3.2 of the Loan Agreement, the change of Borrower’s name, effective October 10, 2014; and (ii) with respect to Section 3.10 of the Loan Agreement, that certain letter from Lewis Silkin dated February 19, 2015 in regards to Cake Marketing UK Ltd., that certain Complaint by Jeff McCollum against Accelerize Inc., filed on February 23, 2015 in Orange County Superior Court, that certain Complaint by Accelerize Inc. against Jeff McCollum, filed on February 23, 2015 in Orange County Superior Court and that certain Cross-Complaint by Jeff McCollum against Accelerize Inc., filed on May 29, 2015 in Orange County Superior Court.

5.     No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender.

6.     General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and, without limiting the foregoing, and without limiting the stipulation to governing law set forth in the Loan Agreement, and ratified and confirmed herein, Borrower irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

7.     General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, the prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Next Page]

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Borrower:		Lender:
Accelerize Inc.		Square 1 Bank

By	/s/ Michael Lin	By	/s/ Lauren Cosentino
Title	CFO	Title	Account Executive

[Signature Page – Fourth Amendment to Loan Agreement]